FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1.	Name and Address of Issuer

INTERNATIONAL TOWER HILL MINES LTD. (the “Issuer”)

Suite 1901 – 1177 West Hastings Street

Vancouver, B.C. V6E 2K3

Item 2.	Date of Material Change

September 5, 2006

Item 3.	News Release

The date of the press release issued pursuant to section 7.1 of National Instrument 51-102 with respect to the material change disclosed in this report is September 5, 2006.  The press release was issued in Vancouver, British Columbia through the facilities of the TSX Venture Exchange via Canada Stockwatch and Market News Publishing.

Item 4.	Summary of Material Change

The Issuer is providing an update on the results of its current drill program at the LMS project, Alaska.  ITH is earning a 60% interest in the LMS project from AngloGold Ashanti (USA) Exploration Inc. The current phase of drilling has extended mineralization at the Camp Zone approximately 500 meters along strike, over 200 metres in width and to a depth of at least 300 metres.

Item 5.	Full Description of Material Change

The Issuer is providing an update on the results of  its current drill program at the LMS project, Alaska.  LMS is located 40 kilometres south of the Pogo Gold Mine, within 14 kilometres of the Richardson highway and 15 kilometres north of the city of Delta Junction.  The Issuer is earning a 60% interest in the LMS project from AngloGold Ashanti (USA) Exploration Inc. (see press releases of June 15 and August 8, 2006 for details).

The current phase of drilling has extended mineralization at the Camp Zone approximately 500 meters along strike, over 200 metres in width and to a depth of at least 300 metres (Fig. 1).  The Camp Zone is only one of 6 currently defined surface soil anomalies occurring along a 6 kilometre long gold mineralized trend at LMS.

The most recent intercepts define a high-grade mineralized zone occurring within a thrusted, faulted and folded block of schist and gneiss units.  To date, a total of 33 drill holes (7400 metres) have been completed on the property, of which 21 holes (4,800 metres) have tested the Camp zone.  Significant intercepts include 2.8 metres @ 29.1 g/t gold in LM-06-21, 4 metres @ 11.8 g/t gold in LM-06-26 and 1.8 metres @ 706.8 g/t gold (including 0.8 metres @ 1540 g/t) in LM-05-29.  Highlights of results from the 2005 drilling and the first 11 holes drilled in 2006 are shown in Table 1.

High-grade gold mineralization at LMS commonly occurs in late stage quartz stockwork veins hosted within brecciated siliceous graphitic horizons in schist and gneiss units which are parallel to a thrust contact.  These stockwork zones appear to be related to a west-northwest trend of mineralization which is currently open to the east, west and at depth.  Native gold is common within the high-grade zones, often exceeding values of 10g/t gold.

Project Background

The LMS project was discovered in 2004 by AngloGold Ashanti (USA) Exploration Inc. during a regional sampling program.  LMS was first drilled in 2005, resulting in the intersection of significant gold mineralization at the Camp Zone.  In the spring of 2006, AngloGold Ashanti (USA) Exploration Inc. began a follow-up drill program which the Issuer is continuing as part of its option expenditure commitment and is the subject of this material change report.  Results from this follow-up program have expanded the original Camp Zone area of mineralization along strike, at depth and laterally.

The Issuer plans to continue drill testing the LMS project until mid-September.  Drilling, presently in progress, will test two new soil anomalies as well as following up on the current success at the Camp Zone.

Qualified Person and Quality Control/Quality Assurance

EurGeol Dr. Mark D. Cruise, a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release.  Dr. Cruise is the Vice President-Exploration of Cardero Resource Corp.  Cardero recently acquired a 13.3% equity position in the Issuer.

The work program at LMS was designed and is supervised by Jeffrey A. Pontius, President of Talon Gold (US) LLC (a wholly owned subsidiary of the Issuer responsible for carrying out the exploration programs on the Issuer’s Alaskan properties), who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project photograph the core from each individual borehole prior to preparing the split core, which is then sealed and shipped to ALS Chemex for assay.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025: 1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Quality control is further assured by the use of international and in-house standards.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

Item 6.	Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable

Item 7.	Omitted Information

No information has been omitted on the basis that it is confidential.

Item 8.	Senior Officer

The following senior officer of the Issuer is knowledgeable about the material change disclosed in this report.

Anton J. Drescher, President & Director

Business Telephone No.:  (604) 683-6332

Item 9.	Date of Report

Dated at Vancouver, B.C. this 12th day of September, 2006.

Figure 1 Drill hole location map

Table 1

Significant Intercepts from 2005 (LM-05) and 2006 (LM-06) LMS Drilling

Hole ID	TD (m)	From (m)	To (m)	Width (m)	Grade (g/t Au)	Area
LM-05-01	91.4	1.5	32	30.48	1.1	Camp Zone
	includes	3.1	7.6	4.6	4.1
	includes	9.14	15.2	6.1	1.3
LM-05-02	109.7	7.62	12.2	4.6	1.1	Camp Zone
		25.91	29.0	3.1	3.8
	includes	25.91	27.4	1.5	7.3
LM-05-03	91.4	13.72	16.8	3.0	1.5	Camp Zone, South
LM-05-04	91.4		None			Recon Target
LM-05-05	91.4		None			Recon Target
LM-05-06	91.4		None			Recon Target
LM-05-07	121.9	19.8	45.7	25.9	1.2	Camp Zone
	includes	27.4	35.1	7.6	2.5
LM-05-08	91.4		None			Recon Target
LM-05-09	91.4		None			Recon Target
LM-05-10	91.4		None			Recon Target
LM-05-11	261.0	109.7	125.1	15.4	3.4	Camp Zone
	includes	109.7	113.5	3.8	1.4
	includes	121.9	125.1	3.2	13.7
		140.7	142.7	2.0	1.8
LM-05-12	264.6	143.0	146.3	3.4	21.5	Camp Zone
	includes	144.2	146.3	2.1	32.4
		158.8	159.7	0.9	1.7
		171.8	173.3	1.5	49.3
LM-05-13	244.5	46.6	51.2	4.6	4.0	Camp Zone
	includes	46.6	48.2	1.5	5.2
		53.8	56.4	2.6	2.1
		67.1	68.6	1.5	1.2
LM-05-14	154.8	61.3	62.8	1.5	1.8	Camp Zone
		69.0	70.5	1.5	1.1
		96.9	99.8	2.9	1.7
LM-05-15	268.8	78.0	78.8	0.8	2.0	Camp Zone, South
LM-05-16	244.6	105.2	109.4	4.2	2.0	Camp Zone, North
LM-05-17	241.8	57.9	58.6	0.7	1.8	Camp Zone, North
		95.8	96.3	0.5	1.3
		137.5	139.0	1.5	2.5
LM-06-18	291.1		None			Recon Target
LM-06-19	86.9		None			Water Well Hole
LM-06-20	85.3		None			Water Well Hole
LM-06-21	335	165.7	166.0	0.3	4.1	Camp Zone
		213.6	215.3	1.7	2.1
	includes	213.6	214.2	0.6	3.6
	includes	215.0	215.3	0.3	3.3
		227.4	228.0	0.6	3.4
		233.6	234.2	0.6	1.3
		242.6	243.3	0.7	3.0
		258.2	258.5	0.4	2.7
		262.3	262.6	0.3	1.1
		279.2	280.9	1.7	2.8
	includes	279.2	279.5	0.3	10.0
		279.5	280.9	1.4	1.3
		295.7	297.2	1.5	5.1
	includes	295.7	296.2	0.5	13.0
	includes	296.9	297.2	0.4	3.6
		299.9	302.7	2.8	29.1
	includes	299.9	301.6	1.7	1.9
	includes	302.1	302.7	0.7	117.0
		308.8	309.4	0.6	24.0
LM-06-22	435.3	282.6	282.9	0.2	5.1	Camp Zone
		296.8	297.2	0.4	6.8
		326.9	327.1	0.2	5.0
LM-06-23	390.5	118.6	119.8	1.2	4.3	Camp Zone
	includes	118.6	119.1	0.5	8.6
		350.3	351.1	0.8	2.0
		365.0	365.9	0.9	1.1
LM-06-24	490.3	175.9	178.7	2.8	7.4	Camp Zone
	includes	175.9	176.6	0.8	15.4
	includes	178.0	178.5	0.5	13.1
		179.5	180.3	0.8	9.6
	includes	179.5	179.8	0.2	17.2
		245.9	246.6	0.7	1.4
		251.2	251.8	0.6	1.7
		286.1	286.5	0.4	2.9
		416.8	417.4	0.6	1.3
		474.4	474.8	0.4	1.0
LM-06-25	In Progress					Camp Zone
LM-06-26	386.2	117.4	118.1	0.7	1.3	Camp Zone, NW
		225.9	227.1	1.2	7.5
		237.7	238.8	1.0	2.0
		267.3	267.9	0.6	4.0
		269.8	272.2	2.4	4.9
		282.2	286.2	4.0	11.8
	includes	282.2	283.7	1.4	27.7
	includes	285.6	286.2	0.6	10.0
		296.6	297.2	0.6	1.1
		306.0	306.8	0.8	7.0
		320.7	321.1	0.4	1.6
		380.3	380.9	0.6	22.3
LM-06-27	172.5	Lost Hole	None			Camp Zone, East
LM-06-28	454.2		None			Recon Target
LM-06-29	465.4	153.5	158.6	5.1	10.1	Camp Zone
	includes	153.5	154.8	1.3	32.8
		167.9	168.5	0.6	4.0
		182.1	183.9	1.8	706.8
	includes	182.1	182.9	0.8	1540.0
	includes	183.5	183.9	0.4	10.4
		375.2	375.5	0.3	2.3
		392.8	393.6	0.8	2.4
		435.3	435.8	0.5	4.9
		452.1	453.6	1.5	1.9